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                                                                   Exhibit 10.10

                   AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION
                            Standard Industrial Lease

1. Parties. This Lease dated for reference purposes only April 27, 1981, is made by and between PHILIP E. BAUER PROPERTIES (herein called "Lessor") and BEST WESTERN FOODS, INC. (herein called Lessee").

2. Premises. Lessor hereby leases to Lessee and Lessee leases from Lessor for the term, at the rental, and upon all of the conditions set forth herein, that certain real property situated in the County of Los Angeles State of California, commonly known as 2929 East 44th Street, Vernon (Los Angeles), California 90058, and described as a meat processing and fabricating plant. Said real property including the land and all improvements thereon, is called "the Premises".

3. Term.

      3.1 Term. The term of this Lease shall be for thirty-six (36) months commencing on May 1, 1981 and ending on April 30, 1984 unless sooner terminated pursuant to any provision hereof.

      3.2 Delay in Commencement. Notwithstanding said commencement date, if for any reason Lessor cannot deliver possession of the Premises to Lessee on said date, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Lessee hereunder or extend the term hereof, but in such case Lessee shall not be obligated to pay rent until possession of the Premises is tendered to Lessee; provided, however, that if Lessor shall not have delivered possession of the Premises within sixty
(60) days from said commencement date, Lessee may, at Lessee's option, by notice in writing to Lessor within ten (10) days thereafter, cancel this Lease, in which event the parties shall be discharged from all obligations hereunder. If Lessee occupies the Premises prior to said commencement date, such occupancy shall be subject to all provisions hereof, such occupancy shall not advance the termination date, and Lessee shall pay rent for such period at the initial monthly rates set forth below.

4. Rent; Net Lease.

      4.1 Rent. Lessee shall pay to Lessor as rent of the Premises Five Hundred Fifty-Eight Thousand ($558,000.00), payable in equal monthly installments of $15,500.00, in advance, on the first day of each month of the term hereof. Lessee shall pay Lessor upon the execution hereof $31,00.00 as rent for the first and last month's rental hereunder. Rent for any period during the term hereof which is for less than one month shall be a pro rata portion of the monthly installment. Rent shall be payable in lawful money of the United States to Lessor at the address stated herein or to such other persons or at such other places as Lessor may designate in writing.

      4.2 Additional Rent. This Lease is what is commonly called a "net lease", it being understood that Lessor shall receive the rent set forth in Paragraph
4.1 free and clear of any and all other impositions, taxes, liens, charges or expenses of any nature whatsoever in connection with the ownership and operation of the Premises. In addition to the rent reserved by Paragraph 4.1, Lessee shall pay to the parties respectively entitled thereto all impositions, insurance premiums, operating charges, maintenance charges, construction costs, and any other charges, costs and expenses which arise or may be contemplated under any provisions of this Lease during the term hereof. All of such charges, costs and expenses shall constitute additional rent, and upon the failure of Lessee to pay any of such costs, charges or expenses, Lessor shall have the same rights and remedies as otherwise provided in this Lease for the failure of Lessee to pay rent. It is the intention of the parties hereto that this Lease shall not be terminable for any reason by the Lessee, and that Lessee shall in no event be entitled to any abatement of or reduction in rent payable hereunder, except as herein expressly provided. any present or future law to the contrary shall not alter this agreement of the parties.

5. Security Deposit. Lessee shall Deposit with Lessor upon execution hereof $ None as security for Lessee's faithful performance of Lessee's obligation hereunder. If Lessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Lessor may use, apply or retain all or any portion of said deposit for the deposit for the payment of any rent or other charge in default or for the payment of any other sum to which the Lesser may become obligated by reason of Lessee's default, or to compensate Lessor for any loss or damage which Lesser may suffer thereby. If Lessor so uses or applies all or any portion of said deposit, Lessee shall within ten (10) days after written demand therefor deposit cash with Lessor in an amount sufficient to restore said deposit to the full amount hereinabove stated and Lessee's failure to do so shall be a material breach of this Lease. Lessor shall not be required to keep said deposit separate from its general accounts. If Lessee performs all of Lessee's obligations hereunder, said deposit, or so much thereof as has not theretofore been applied by Lessor, shall be returned, without payment of interest or other increment for its use, to Lessee (or, at Lessor's option, to the last asignee, if any, of Lessee's interest hereunder) at the expiration of the term hereof, and after Lessee has vacated Premises.

6. Use.

      6.1 Use. The Premises shall be used and occupied only for processing beef.

      6.2 Compliance with Law. Lessee shall, at Lessee's expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders and requirements in effect during the term or any part of the term hereof regulating the use by Lessee of the Premises. Lessee shall not use or permit the use of the Premises in any manner that will tend to create waste or a nuisance or, if there shall be more than one tenant of the building containing the Premises, which shall tend to disturb such other tenants.

      6.3 Condition of Premises. Lessee hereby accepts the Premises in their condition existing as of the date of the execution hereof, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Lessee acknowledges that neither Lessor nor Lessor's agent has made any representation or warranty as to the suitability of the Premises for the conduct of Lessee's business.

7. Maintenance, Repairs and Alterations.

      7.1 Lessee's Obligations. Lessee shall during the term of this Lease keep in good order, condition and repair, the Premises and every part thereof, structural or non-structural, and all adjacent sidewalks, landscaping, driveways, parking lots, fences and signs located in the areas which are adjacent to and included with the Premises. Lessor shall incur no expense nor have any obligation of any kind whatsoever in connection with maintenance of the Premises, and Lessee expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Lessee the right to make repairs at Lessor's expense or to terminate this Lease because of Lessor's failure to keep the Premises in good order, condition and repair.

      7.2 Surrender. On the last day of the term hereof or on any sooner termination, Lessee shall surrender the Premises to Lessor in the same condition as when received, broom clean, ordinary wear and tear excepted. Lessee shall repair any damage to the Premises occasioned by the removal of Lessee's trade fixtures, furnishings and equipment pursuant to Paragraph 7.4(c), which repair shall include the patching and filling of holes and repair of structural damage.

      7.3 Lessor's rights. If Lessee fails to perform Lessee's obligations under this Paragraph 7, Lessor may at its option (but shall not be required to) enter upon the Premises, after ten (10) days' prior written notice to Lessee, and put the same in good order, condition and repair, and the cost thereof together with interest thereon at the rate of 10% per annum shall become due and payable as additional rental to Lessor together with Lessee's next rental installment.


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      7.4 Alteration and Additions.

            (a) Lessee shall not, without Lessor's prior written consent, make any alterations, improvements, additions or utility installations in, on or about the Premises, except for non-structural alterations not exceeding $1,000 in costs. As used in this Paragraph 7.4, the term "utility installations " shall include bus ducting, power panels, fluorescent fixtures, space heaters, conduits and wiring. As a condition to giving such consent, Lessor may require that Lessee agree to remove any such alterations, improvements, additions or utility installations at the expiration of the term, and to restore the Premises to their prior condition. As a further condition to giving such consent, Lessor may require Lessee to provide Lessor, at Lessee's sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of such improvements, to insure Lessor against any liability for mechanics' and materialmen's liens and to insure completion of the work.

            (b) Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use in the Premises, which claims are or may be secured by any mechanics' or materialsmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10) days' notice prior to the commencement of any work in the Premises, and Lessor shall have the right to post notices of non-responsibility in or on the Premises as provided by law.

            (c) Unless Lessor requires their removal, as set forth in Paragraph 7.4(a), all alterations, improvements, additions and utility installations (whether or not such utility installations constitute trade fixtures of Lessee), which may be made on the Premises, shall become the property of Lessor and remain upon and be surrendered with the Premises at the expiration of the term. Notwithstanding the provisions of this paragraph 7.4(c), Lessee's machinery and equipment, other than that which is affixed to the premises so that it cannot be removed without material damage to the Premises, shall remain the property of Lessee and may be removed by Lessee subject to the provisions of Paragraph 7.2.

8. Insurance; Indemnity.

      8.1 Insuring Party. As used in this Paragraph 8, the term "insuring party" shall mean the party who has the obligation to obtain the insurance required hereunder. The insuring party in this case shall be designated in paragraph
16.21. Whether the insuring party is the Lessor or the Lessee, Lessee shall, as additional rent for the Premises, pay the cost of all insurance required hereunder. If Lessor is the insuring party Lessee shall, within ten (10) days following demand by Lessor, reimburse Lessor for the cost of the insurance so obtained.

      8.2 Liability Insurance. The insuring party shall obtain and keep in force the term of this Lease a policy of comprehensive public liability insurance insuring Lessor and Lessee against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be in an amount of not less than $300,000 for injury to or death of one person in any one accident or occurrence and in an amount of not less than $600,000 for injury to or death of more than one person in any one accident or occurrence. Such insurance shall further insure Lessor and Lessee against liability for property damage of at least $50,000. The limits of said insurance shall not, however, limit the liability of Lessee hereunder. In the event that the Premises constitute a part of a larger property said insurance shall have a Lessor's Protective Liability endorsement attached thereto. If the insuring party shall fail to procure and maintain said insurance the other party may, but shall not be required to, procure and maintain the same, but at the expense of Lessee.

      8.3 Property Insurance. The insuring party shall obtain and keep in force during the term of this lease a policy or policies of insurance covering loss or damage to the Premises, in the amount of the full replacement value thereof, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk) and sprinkler leakage. Said insurance shall provide for payment for loss thereunder to Lessor or to the holder of a first mortgage or deed of trust on the Premises. If the insuring party shall fail to procure and maintain said insurance the other party may, but shall not be required to, procure and maintain the same, but at the expense of Lessee.

      8.4 Insurance Policies. Insurance required hereunder shall be in companies rated AAA or better in "Best's Insurance Guide". The insuring party shall deliver to the other party copies of policies of such insurance or certificates evidencing the existence and amounts of such insurance with loss payable clauses satisfactory to Lessor. No such policy shall be cancellable or subject to reduction of coverage or other modification except after 10 days prior written notice to Lessor. If Lessee is the insuring party, Lessee shall, within 10 days prior to the expiration of such policies, furnish Lessor with renewals or "binders" thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee upon demand. Lessee shall not do or permit to be done anything which shall invalidate the insurance policies referred to in Paragraph 8.3. If Lessee does or permits to be done anything which shall increase the cost of the insurance policies referred to in Paragraph 8.3, then Lessee shall forthwith upon Lessor's demand reimburse Lessor for any additional premiums attributable to any act of omission or operation of Lessee causing such increase in the cost of insurance. If Lessor is the insuring party, and if the insurance policies maintained hereunder cover other improvements in addition to the Premises, Lessor shall deliver to Lessee a written statement setting forth the amount of any such insurance cost increase and showing in reasonable detail the manner in which it has been computed.

      8.5 Waiver of Subrogation. Lessee and Lessor each hereby waive any and all rights of recovery against the other, or against the officers, employees, agents and representatives of the other, for loss of or damage to such waiving party or its property or the property of others under its control to the extent that such loss or damage is insured against under any insurance policy in force at the time of such loss or damage. The insuring party shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in the Lease.

      8.6 Indemnity. Lessee shall indemnify and hold harmless Lessor from and against any and all claims arising from Lessee's use of the Premises, or from the conduct of Lessee's business or from any activity, work or things done, permitted or suffered by Lessee in or about the Premises or elsewhere and shall further indemnify and hold harmless Lessor from and against any and all claims arising from breach or default in the performance of any obligation on Lessee's part to be performed under the terms of this Lease, or arising from any negligence of the Lessee, or any Lessee's agents, contractors, or employees, and from and against all costs, attorney's fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against Lessor by reason of any such claim, Lessee upon notice from Lessor shall defend the same at Lessee's expense by counsel satisfactory to Lessor. Lessee, as a material part of the consideration to Lessor, hereby assumes all risk of damage to property or injury to persons, in, upon or about the Premises arising from any cause and Lessee hereby waives all claims in respect thereof against Lessor.

      8.7 Exemption of Lessor from Liability. Lessee hereby agrees that Lessor shall not be liable for injury to Lessee's business or any loss of income therefor or for damage to the goods, wares, merchandise or other property of Lessee, Lessee's employees, invites, customers, or any other person in or about the Premises nor shall Lessor be liable for injury to the person of Lessee, Lessee's employees, agents or contractors, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said damage or injury results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Lessee. Lessor shall not be liable for any damages arising from any act or neglect of any other tenant, if any, of the building in which the Premises are located.

9. Damage or Destruction; Obligation to Rebuild. In the event the improvements on the Premises are damaged or destroyed, partially or totally, from any cause whatsoever, whether or not such damage or destruction is covered by any insurance required to be maintained under Paragraph 8, then Lessee shall repair, restore, and rebuild the Premises to their condition existing immediately prior to such damage or destruction and this Lease shall continue in full force and effect. Such repair, restoration and rebuilding (all of which are herein called the "repair") shall be commenced within a reasonable time after such damages or destruction and shall be diligently prosecuted to completion. There shall be no abatement of rent or any other obligation of Lessee hereunder by reason of such damage or destruction. The proceeds of any insurance maintained under Paragraph
8.3 shall be made available to Lessee for payment of the cost and expense of the repair; provided, however, that such proceeds may be made available to Lessee subject to reasonable conditions including, but not limited to, architect's certification of costs and retention of a percentage of such proceeds pending final notice of completion. In the event that such proceeds are not made available to Lessee within ninety (90) days after such damage or destruction, Lessee shall have the options for 30 days, commencing on the expiration of such 90-day period, of cancelling this Lease. If Lessee shall exercise such option, Lessee shall have no further obligation hereunder and shall have no further claim against Lessor; provided, however, that Lessor shall return to Lessee so much of Lessee's security deposit as has not theretofore been applied to Lessor. Lessee shall exercise such option by written notice to Lessor within said 30-day period. Lessor may require that Lessee provide, at Lessee's sole cost and expense, a lien and completion bond to insure against mechanics' or materialsmen's liens arising out of the repair, and to insure completion of the repair. In the event that the insurance proceeds are insufficient to cover the cost of the repair, then any amount in excess thereof required to complete the repair shall be paid to Lessee.

10. Real Property Taxes.

      10.1 Payment of Taxes. Lessee shall pay all real property taxes applicable to the Premises during the term of this Lease. All such payments shall be made at least ten (10) days prior to the delinquency date of such payment. Lessee shall promptly furnish Lessor with satisfactory evidence that such taxes have been paid. If any such taxes paid by Lessee shall cover any period of time prior to or after the expiration of the term hereof, Lessee's share of such taxes shall be equitably prorated to cover only the period of time within the tax fiscal year during which this Lease shall be in effect, and Lessor shall reimburse Lessee to the extent required. If Lessee shall fail to pay any such taxes, Lessor shall have the right to pay the same, in which case Lessee shall repay such amount to Lessor with Lessee's next rent installment together with interest at the rate of 10% per annum.

      10.2 Definition of "Real Property" Tax. As used herein, the term "real property tax" shall include any form of assessment, license fee, commercial rental tax, levy, penalty, or tax (other than inheritance or estate taxes), imposed by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school agricultural, lighting, drainage or other improvement district thereof, as against any legal or equitable interest of Lessor in the Premises or in the real property of which the Premises are a part, as against Lessor's right to rent or other income therefrom, or as against Lessor's business of Leasing the Premises.

      10.3 Joint Assessment. If the Premises are not separately assessed, Lessee's liability shall be an equitable proportion of the real property taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available. Lessor's reasonable determination thereof, in good faith, shall be conclusive.

      10.4 Personal Property Taxes. Lessee shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee contained in the Premises or elsewhere. When possible, Lessee shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor.

11. Utilities. Lessee shall pay for all water, gas, heat, light, power, telephone and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Lessee, Lessee shall pay a reasonable proportion to be determined by Lessor of all charges jointly metered with other premises.

12. Assignment and Subletting.

      12.1 Lessor's Consent Required. Lessee shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Lessee's interest in this Lease or in the Premises, without Lessor's prior written consent, which Lessor shall not unreasonably withhold. Any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall be void, and shall constitute a breach of this Lease.


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      12.2 No Release of Lessee. Regardless of Lessor's consent, no subletting or assignment shall release Lessee of Lessee's obligation or after the primary liability of Lessee to pay the rent and to perform all other obligations to be performed by Lessee hereunder. The acceptance of rent by Lessor from any other person shall not be deemed to be a waiver by Lessor of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting.

      12.3 Attorney's Fees. In the event that Lessor shall consent to a sublease or assignment under Paragraph 12.1, Lessee shall pay Lessor's reasonable attorney's fees not to exceed $100 incurred in connection with giving consent.

13. Defaults; Remedies.

      13.1 Defaults. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Lessee:

            (a) The vacating or abandonment of the Premises by Lessee.

            (b) The failure by Lessee to make any payment of rent required to be made by Lessee hereunder, as and when due, where such failure shall continue for a period of three days after written notice thereof from Lessor to Lessee.

            (c) The failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Lessee, other than described in Paragraph (b) above, where such failure shall continue for a period of 30 days after written notice hereof from Lessor to Lessee; provided, however, that if the nature of Lessee's default is such that more than 30 days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commenced such cure within said 30-day period and thereafter diligently prosecutes such cure to completion.

            (d) (i) The making by Lessee of any general assignment, or general arrangement for the benefit of creditors; (ii) the filing by or against Lessee of a petition to have Lessee adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within 30 days.

      13.2 Remedies. In the event of any such default or breach by Lessee, Lessor may at any time thereafter, with or without notice or demand and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such default or breach:

            (a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee's default including, but not limited to, the cost of recovering possession of the Premises; expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorney's fees, and any real estate commission actually paid; the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid rent for the balance of the term after the time of such award exceeds the amount of such rental loss for the same period of that Lessee proves could be reasonably avoided; that portion of the leasing commission paid by Lessor pursuant to
Article 15 applicable to the unexpired term of this Lease. Unpaid installments of rent or other sums shall bear interest from the date due at the rate of 10% per annum in the event Lessee shall have abandoned the Premises, Lessor shall have the option of (i) retaking possession of the Premises and recovering from Lessee the amount specified in this Paragraph 13.2(a), or (ii) proceeding under Paragraph 13.2(b).

            (b) Maintain Lessee's right to possession in which case this Lease shall continue in effect whether or not Lessee shall have abandoned the Premises. In such event Lessor shall be entitled to enforce all of Lessor's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

            (c) Pursue any other remedy now or hereafter available to Lesser under the laws or judicial decisions of the State of California.

      13.3 Default by Lessor. Lessor shall not be in default unless Lessor fails to perform obligations required of Lessor within a reasonable time, but in no event later than thirty (30) days after written notice by Lessee to Lessor and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Lessee in writing, specifying wherein Lesson has failed to perform such obligation; provided, however, that if the nature of Lessor's obligation is such that more than thirty
(30) days are required for performance then Lessor shall not be in default if Lessor commences performance within such 30-day period and thereafter diligently prosecutes the same to completion.

      13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur cost not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lesser by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor's designee within ten (10) days after such amount shall be due, Lessee shall pay to Lessor a late charge equal to 10% of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor prevent Lessor from exercising any of the rights and remedies granted hereunder.

14. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the floor area of the improvements on the Premises, or more than 25% of the land area of the Premises which is not occupied by any improvements, is taken by condemnation, Lessee may, at Lessee's option, to be exercised in writing only within ten (10) days after Lesser shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with foregoing, this lease shall remain in full force and effect as to the portion of the Premises remaining, except that the rent shall be reduced in the proportion that the floor area taken bears to the total floor area of the building situated on the Premises. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that this Lease shall be entitled to any award for loss of or damage to Lessee's trade fixtures and removable personal property. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall, to the extent of severance damages received by Lessor in connection with such condemnation, repair any damage to the Premises caused by such condemnation except to the extent that Lessee has been reimbursed therefor by the condemning authority. Lessee shall pay any amount in excess of such severance damages required to complete such repair.

15. Broker's Fee. Upon execution of this Lease by both parties Lessor shall pay to None, a licensed real estate broker, a fee of $ None for brokerage services heretofore rendered. Lessor further agrees that if Lessee exercises any option granted herein or any option substantially similar thereto, either to extend the term of this Lease, to renew this Lease, to purchase said Premises or any part thereof and/or any adjacent property which Lessor has an interest, or any other option granted herein, or if said broker is the procuring cause of any other lease or sale entered into between the parties pertaining to the Premises and/or any adjacent property in which Lesser has an interest, then as to any of said transactions, Lessor shall pay said broker a fee in accordance with the schedule of said broker in effect at the time of execution of this Lease. Lessor agrees to pay said fee not only on behalf of Lessor but also on behalf of any person, corporation, association, or other entity having an ownership interest in said real property or any part thereof, when such fee is due hereunder. Any transferee of Lessor's interest in this Lease, by accepting an assignment of such interest, shall be deemed to have assumed Lessor's obligation under his Paragraph 15. Said broker shall be paid a third party beneficiary of the provisions of this Paragraph.

16. General Provisions.

      16.1 Estoppel Certificate.

            (a) Lessee shall at any time upon not less than ten (10) days prior written notice from Lessor execute, acknowledge and deliver to Lessor a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Lessee's knowledge, any uncured defaults on the part of Lesser hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.

            (b) Lessee's failure to deliver such statement within such time shall be conclusive upon Lessee (i) that this Lease is in full force and effect, without modification except as may be represented by Lessor, (ii) that there are no uncured defaults in Lessor's performance, and (iii) that not more than one month's rent has been paid in advance.

            (c) If Lessor desires to finance or refinance the Premises, or any part thereof, Lessee hereby agrees to deliver to any lender designated by Lessor such financial statements of Lessee as may be reasonably required by such lender. Such statements shall include the past three years' financial statements of Lessee. All such financial statements shall be received by Lessor in confidence and shall be used only for the purposes herein set forth.

      16.2 Lessor's Liability. The term "Lessor" as used herein shall mean the owner or owners at the time in question of the fee title or a lessee's interest in a ground lease of the Premises, and except as expressly provided in Paragraph 15, in the event of any transfer of such title or interest, Lessor herein named (and in case of any subsequent transfers the then grantor) shall be relieved from and after the date of such transfer of all liability as respects Lessor's Obligations thereafter to be performed, provided that any funds in the hands of Lessor or the then grantor at the time of such transfer, in which Lessee has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Lessor shall, subject as aforesaid, be binding on Lessor's successors and assigns, only during their respective periods of ownership.

      16.3 Severability. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

      16.4 Interest on Past-due Obligations. Except as expressly herein provided, any amount due to Lessor not paid when due shall bear interest at 10% per annum from the date due. Payment of such interest shall not excuse or cure any default by Lessee under this Lease.

      16.5 Time of Essence. Time is of the essence.

      16.6 Captions. Article and paragraph captions are not a part of hereof.

      16.7 Incorporation of Prior Agreements; Amendments. This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification.

      16.8 Notices. Any notice required or permitted to be given hereunder shall be in writing and may be served personally or by regular mail, addressed to Lessor and Lessee respectively at the addresses set forth after their signatures at the end of this Lease.

      16.9 Waivers. No waiver by Lessor of any provision hereof shall be deemed a waiver of any other provision hereof or any subsequent breach by Lessee of the same or any other provision. Lessor's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to or approval of any subsequent act by Lessee. The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof, other than failure of Lessee to pay the particular rent so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

      16.10 Recording. Lessee shall not record this Lease without Lessor's prior written consent and such recordation shall, at the option of Lessor, constitute a non-curable default of Lessee hereunder. Either party shall, upon request of the other, execute, acknowledge and deliver to the other a "short form" memorandum of this Lease for recording purposes.

      16.11 Holding Over. If Lessee remains in possession of the Premises or any part thereof after the expiration of the term hereof without the express written consent of Lessor, such occupancy shall be a tenancy from month to month at a rental in the amount of the last monthly rental plus all other charges payable hereunder, and upon all the terms hereof applicable to a month-to-month tenancy.

      16.12 Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible be cumulative with all other remedies at law or in equity.

      16.13 Covenants and Conditions. Each provision of this Lease performable by Lessee shall be deemed both a covenant and a condition.

      16.14 Binding Effect; Choice of Law. Subject to any provisions hereof restricting assignment or subletting by Lessee and subject to the provisions of Paragraph 16.2, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State of California.

      16.15 Subordination.

            (a) This Lease, at Lessor's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the real property of which the Premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Lessee's right to quiet possession of the Premises shall not be disturbed if Lessee is not in default and so long as Lessee shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Lessee, this Lease shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.

            (b) Lessee agrees to execute any documents required to effectuate such subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be, and failing to do so within ten
(10) days after written demand, does hereby make, constitute and irrevocably appoint Lessor as Lessee's attorney in fact and in Lessee's name, place and stead, to do so.

      16.16 Attorney's Fees. If either party or the broker named herein brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, on trial or appeal, shall be entitled to his reasonable attorney's fees to be paid by the losing party as fixed by the court. The provisions of this paragraph shall insure to the benefit of the broker named herein who seeks to enforce a right hereunder.

      16.17 Lessor's Access. Lessor and Lessor's agents shall have the right to enter the Premises at reasonable times for the purpose of inspecting the same, showing the same to prospective purchasers, or lenders, and making such alterations, repairs, improvements or additions to the Premises or to the building of which they are a part as Lessor may deem necessary or desirable. Lessor may at any time place on or about the Premises any ordinary "For Sale" signs and Lessor may at any time during the last 120 days of the term hereof place on or about the Premises any ordinary "For Lease" signs, all without rebate of rent or liability to Lessee.

      16.18 Signs and Auctions. Lessee shall not place any sign upon the Premises or conduct any auction thereon without Lessor's prior written consent.

      16.19 Merger. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Lessor, Terminate all or any existing subtenancies or may, at the option of Lessor, operate as an assignment to Lessor of any or all of such subtenancies.

      16.20 Corporate Authority. If Lessee is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the Bylaws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms. If Lessee is a corporation Lessee shall, within thirty (30) days after execution of this Lease, deliver to Lessor a certified copy of a resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease.

      16.21 Insuring Party. The insuring party under this Lease shall be to Lessee.

17. Options to Renew.

      Lessee, if it is not then in default under the terms of this Lease, shall have the right at the end of the Initial Term to extend the term of this Lease for an additional period of thirty-six (36) months (hereinafter referred to as the "First Renewal Term") from and after the end of the Initial Term on the same terms and conditions as are provided herein for the Initial Term, upon written notice to Lessor given no later than ninety (90) days before the expiration of said Initial Term. This First Renewal Term shall commence May 1, 1984, and continue until April 30, 1987.

      In the event this Lease is in full force and effect on May 1, 1984, and Lessee has duly exercised the option to extend the term of this Lease for an additional thirty-six (36) months in the manner hereinabove set forth, the monthly rental for said extended term of thirty-six months, commencing May 1, 1984, shall be adjusted upward by an amount equal to the increase in the Consumer Price Index, All-Items for Los Angeles, California (based on 1967 equals 100), published in the monthly Labor Review of the Bureau of Labor Statistics, U.S. Department of Labor, which said increase shall be represented by that percentage of increase, if any, between the Price (CONTINUED ON ATTACHED SHEETS)

      The parties hereto have executed this Lease at the place and on the dates specified immediately adjacent to their respective signatures.

            If this Lease has been filled in it has been prepared for submission to your attorney for his approval. No representation or recommendation is made by the real estate broker or its agents or employees as to the legal sufficiency, legal effect, or tax consequences of this Lease or the transaction relating thereto.

Executed at Los Angeles, California 90058   PHILIP E. BAUER ENTERPRISES

on April __,  1981.                         By__________________________________
                                              Philip E. Bauer
Address 3501 East Vernon Avenue
Los Angeles, California 90058               By__________________________________

                                                      "LESSOR"

Executed at Los Angeles, California 90058   BEST WESTERN FOODS, INC.

on April __,  1981.                         By__________________________________

Address  __________________________         By__________________________________

___________________________________                   "LESSEE"

Index in October, 1980, and such Price Index in April, 1983, as applied to the sum of Fifteen Thousand Five Hundred ($15,500.00) Dollars. If for any reason whatever there is any change of any kind in the method of calculating or formulating of U. S. Department of Labor, Bureau of Labor Statistics, Consumer Price All-Items Index for Los Angeles, California (1967 equals 100) or if that Index should no longer be published, then another Index generally recognized as authoritative shall be substituted by agreement of the parties hereto; and if the parties should not agree with respect to such substituted Index, a Substituted Index shall be selected by the Presiding Judge of the Superior Court of the State of California, County of Los Angeles, upon the application of either Lessor or Lessee. The monthly rental so adjusted and increased by the Consumer Price Index, as set forth above, shall constitute the monthly rental for each month of the extended term of thirty-six (36) months, commencing May 1, 1984. In no event shall the monthly rental be less than Fifteen Thousand Five Hundred ($15,500.00) Dollars, nor exceed ten (10%) percent over said figure.

     Lessee, if it is not then in default under the terms of this Lease, shall have the right at the end of the First Renewal Term to extend the term of this Lease for an additional period of thirty-six (36) months (hereinafter referred to as the "Second Renewal Term") from and after the end of the First Renewal Term on the same terms and conditions as are provided herein for the Initial Term, upon written notice to Lessor given no later than ninety (90) days before the expiration of the First Renewal Term. This Second Renewal Term shall commence May 1, 1987, and continue until April 30, 1990.

     In the event this Lease is in full force and effect on May 1, 1987, and Lessee has duly exercised the option to extend the term of this Lease for an additional period of thirty-six (36) months in the manner hereinabove set forth, the monthly rental for said extended term of thirty-six (36) months, commencing May 1, 1987, shall be adjusted upward by an amount equal to the increase in the Consumer Price Index, All-Items Index for Los Angeles, California, (based on 1967 equals
100), published in the monthly Labor Review of the Bureau of Labor Statistics,
U. S. Department of Labor, which said increase shall be represented by that percentage of increase, if any, between the Price Index in May, 1984, and such Price Index in May, 1987, as applied to the sum of the monthly rental fixed for said premises for the First Renewal Term hereof. If for any reason whatever there is any change of any kind in the method of calculating or formulating of
U. S. Department of Labor, Bureau of Labor Statistics, Consumer Price All-Index for Los Angeles, California (1967 equals 100) or if that Index should no longer be published, then another Index generally recognized as authoritative shall be substituted by agreement of the parties hereto; and if the parties should not agree with respect to such substituted Index, a Substituted Index shall be selected by the Presiding Judge of the Superior Court of the State of California, County of Los Angeles, upon the application of either Lessor or Lessee. The monthly rental so adjusted and increased by the Consumer Price Index, as above set forth, shall constitute the monthly rental for each month of the extended term of thirty-six (36) months, commencing May 1, 1987. In no event shall the monthly rental be less than the monthly rental for the period of the First Renewal Term hereof, nor exceed ten (10%) percent over said figure.

     18. Lessee has examined the lease by and between SALEM PACKING CO., a California corporation, as Lessor, and GENERAL PROCESSORS, INC., a California corporation, as Lessee, dated October 1, 1980.

     GENERAL PROCESSORS, INC. desires to escape from the monthly rental payments described in said Lease and will remain obligated to all other things described in said Lease, including but not limited to the costs of receiving the machinery, the storage of the same, the restoration of the machinery, etc.

     Lessee, as a material inducement to rent the premises, will do and undertake the following:

     (a) Use. Lessee shall use the property leased in a careful and proper manner and shall comply with all laws, ordinances, and regulations relating to the possession, use, or maintenance of the property.

     (b) Inspection by Lessee. Lessee has inspected the property fully and acknowledges that the property is in good condition and repair, and that Lessee is satisfied with and has accepted the property in such good condition and repair.

     (c) Inspection by Lessor. Lessor shall at all times during business hours have the right to enter on the premises where the property may be located for the purpose of inspecting it or observing its use. Lessee shall give Lessor immediate notice of any attachment or other judicial process affecting any item leased and shall, whenever requested by Lessor, advise Lessor of the exact location of the item.

     (d) Alterations. Lessee is hereby given the right to make alterations, additions, or improvements to the property, so long as its value is not reduced thereby. All additions to and improvements of the property of any kind shall immediately become the property of the Lessor and subject to the terms of this Lease. Notwithstanding anything to the contrary herein contained, improvements to equipment that are additions to existing equipment and that can be removed and still leave the existing equipment as it was when leased, do not become the property of Lessor, and any and all new portable type equipment shall not become the property of Lessor.

     (e) Maintenance and repair. Lessee, at its own cost and expense, shall keep the property leased in good repair, condition, and working order, and shall furnish all parts required to keep it in good working order. Lessee shall not remove, alter, disfigure, or cover up any numbering, lettering, or insignia displayed upon the leased property, and shall see that the property is not subjected to careless or needlessly rough usage.

     (f) Loss and Damage. Lessee hereby assumes all risk of loss and damage to the property leased from any cause. No loss or damage to the property leased shall impair any obligation of Lessee under this Lease, which shall continue in full force and effect. In the event of loss or damage to the property leased, Lessee at the option of Lessor shall:

          (i) Place the same in good repair; or

          (ii) Replace the same with like property in good repair, which property shall thereupon become subject to this lease; or

          (iii) Pay Lessor therefor, in cash, the appraised value thereof, as determined by appraisers as follows: Each party hereto shall appoint an appraiser, within five (5) days of the loss or damage. If the two appraisers appointed shall be unable to agree on the value of such lost or damaged equipment within five (5) days after their appointment, they shall appoint a third appraiser. The decision in writing of any two of the three appraisers so appointed shall be binding and conclusive on the parties hereto and on any person legally entitled to receive the value of such lost or damaged equipment. Upon such payment this Lease shall terminate with respect to the property so paid for and Lessee thereupon shall become entitled thereto, as the owner thereof.

     (g) Return of Leased Property. On expiration or earlier termination of this lease, with respect to the leased property, Lessee shall (unless Lessee has paid Lessor in cash the "Appraised Value" of the property pursuant to Paragraph 12 hereof) return the same to Lessor in good repair.

     (h) Insurance. Lessee, at its own expense, shall maintain the leased property insured for such risks and in such amounts as Lessor shall require with carriers acceptable to Lessor, shall maintain a loss payable endorsement in favor of Lessor affording to Lessor such additional protection as Lessor shall require, and shall maintain liability insurance satisfactory to Lessor. All such insurance shall name Lessor and Lessee as insured. The policies shall provide that they may not be canceled or altered without at least ten (10) days' prior written notice to Lessor, and the loss payable endorsement shall provide that all amounts payable by reason of loss of or damage to the property shall be payable only to Lessor. Lessee shall deliver to Lessor evidence satisfactory to Lessor of all such insurance.

     (i) Indemnity. Lessee shall indemnify Lessor against, and hold Lessor harmless from, all claims, actions, proceedings, costs, damages, and liabilities, including attorney's fees, arising out of, connected with, or resulting from the leased property, including without limitation the manufacture, selection, delivery, possession, use, operation, or return thereof.

     (j) Ownership. The property leased is and shall at all times remain the sole property of SALEM PACKING CO., and Lessee shall have no right, title, or interest therein except as expressly set forth in this Lease.

     (k) Personal Property. The property leased is, and shall at all times remain, personal property, notwithstanding that it or any part of it may now be, or hereafter become, in any manner attached to, or embedded in, or permanently resting on, real property or any building thereon, or attached in any manner to what is permanent as by means of cement, plaster, nails, bolts, or screws.

     19. SALEM PACKING CO., at its option, shall have the right to remove said personal property exclusive of the electrical panels and circuit breaker upon giving Lessee two (2) weeks' notice of the same.

     In the event that SALEM PACKING CO. desires to sell the machinery, all or part, SALEM PACKING CO. gives Lessee the option of first refusal to buy the same. Lessee must exercise its right to purchase all of the equipment offered for sale within two (2) weeks after written notification to do, upon the same terms and conditions as is offered to others.

     20. Lessee desires to make improvements in the refrigeration system and the freezer system. Lessor hereby gives Lessee permission to do so at Lessee's sole expense. It is understood and agreed that all Lessee's changes, improvements, refrigeration equipment in the refrigeration and/or freezer system shall belong to the Lessor at the expiration of the Lease and shall be in excellent working order at the expiration of the Lease, and no part of the same shall be removed by the Lessee.

                             EXTENSION AND AMENDMENT
                          TO STANDARD INDUSTRIAL LEASE

      This Extension and Amendment to Standard Industrial Lease is entered into October 2, 1990 by and between PHILIP E. BAUER PROPERTIES ("Lessor") and BEST WESTERN FOODS, INC., a California corporation ("Lessee"), with reference to the following facts:

      WHEREAS, Lessee is leasing that certain real property from Lessor known as 2929 East 44th Street, Vernon (Los Angeles), California 90058, pursuant to that certain Standard Industrial Lease dated April 27, 1981 ("Lease"); and

      WHEREAS, the term of the Lease, which had been extended in accordance with its terms, was due to expire on April 30, 1990 and the parties desired to extend and modify the Lease; and

      WHEREAS, the parties entered into an Agreement dated December 22, 1989 to amend and extend the lease, a copy of which is attached hereto; and

      WHEREAS, the parties desire to further extend and modify the lease and the above mentioned Extension and Amendment dated December 22, 1989 as hereinafter provided,

      NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed:

      1. Extension of Term. The term of the lease is hereby extended for a period of Thirty-six (36) months commencing retroactively on May 1, 1990 and ending on April 30, 1993. ("Third Renewal Term"). All terms and conditions of the Lease shall be and remain in full force and effect during the Third Renewal Term and option periods thereof, including the adjustment and increase of the monthly rental, except as specifically hereinafter provided.

      2. Option to Renew. Lessee shall have the option to extend the term of the lease for a one (1), two (2) or three (3) year period at the end of the above extension period which ends on April 30, 1993.

      3. Monthly Rent. During the initial three years of the Third Renewal Term the monthly rental shall be Twenty-one Thousand ($21,000.00) Dollars retroactive to May 1, 1990, the effective date of the renewal, and continuing through the April 1, 1993 monthly payment. The monthly payment in the amount of Twenty Thousand Six Hundred thirty Dollars and Fifty Cents ($20,630.50) paid during the months of May, June, July, August, September and October 1990 shall be a credit against the monthly payments of Twenty-one Thousand ($21,000) Dollars required under this Extension and Modification.

      4. Monthly Rent - Option Periods. If the lease is extended for a one (1) year period, May 1, 1993 to April 30, 1994 the monthly rent shall be increased by fourteen percent (14%) so that the monthly rent would be Twenty-three Thousand Nine Hundred Forty ($23,940.00) Dollars;

If the lease is extended for a two (2) year period, May 1, 1993 to April 30, 1995 the monthly rent shall be increased by twelve percent (12%) so that the monthly rent would be Twenty-Three Thousand Five Hundred Twenty ($23,520.00) Dollars;

If the lease is extended for a three (3) year period, May 1, 1993 to April 30, 1996 the monthly rent shall be increased by ten percent (10%) 50 that the monthly rent would be Twenty-Three Thousand One Hundred ($23,100.00) Dollars.

      5. Notice to Extend. Written notice to lessor to extend for a one (1) two
(2) or three (3) year period must be given no later than February 1, 1993.

      6. Right to Assign Lease. Lessee may at any time assign Lessee's interest in the Lease without Lessor's prior written consent, and without being in breach of the Lease, to any person or entity who/which has purchased or otherwise acquired all or substantially all of Lessee's assets or capital stock, so long as said assignee conducts upon the Premises a similar business to that of Lessee and so long as Lessee shall NOT be released of its obligation to pay rent and to perform all other obligations required of Lessee under the Lease.

      IN WITNESS WHEREOF, the parties have executed this Extension and Modification To Standard Industrial Lease as of the date first above written.


"LESSOR"                               "LESSEE"
PHILIP E. BAUER PROPERTIES             BEST WESTERN FOODS, INC.


By: /s/ Philip E. Bauer                By: /s/ Richard W. Griffith
    -----------------------------          -----------------------------
    Philip E. Bauer                        Richard W. Griffith
                                                President

                    [Letterhead of Best Western Foods, Inc.]


February 11, 1993

Mr. Philip E. Bauer
8831 Sunset Blvd.
Los Angeles, CA 90096


Dear Phil:

This letter confirms our discussion on Tuesday regarding the extension of the Best Western Foods, Inc. lease.

We will extend the term for a one (1) year period ending on April 30, 1994 with the monthly rental remaining as it is currently, Twenty One Thousand ($21,000) Dollars. All other terms and conditions shall remain the same.

Please acknowledge your approval by signing where provided below.

BEST WESTERN FOODS, INC.



/s/ R. W. Griffith
---------------------------------
R. W. Griffith/President



I hereby acknowledge and approve the extension of the lease.



By: /s/ Philip E. Bauer
    -----------------------------
        Philip E. Bauer
            Lessor

                  [Letterhead of Custome Food Products, Inc.]


November 3, 1994

Mr. Philip E. Bauer
Philip E. Bauer Properties
8630 Allenwood Road
Los Angeles, California 90046

Dear Mr. Bauer:

This letter confirms our intention to extend the term of our original lease of 2929 East 44th Street in Vernon California dated April 27, 1981 and extended thereafter.

We will extend the term for a three (3) year period beginning September 1, 1994 and ending on August 30, 1997 with the monthly rental being Eighteen Thousand Dollars Only ($18,000) per month. All other applicable terms and conditions of the original lease shall remain the same.

Please acknowledge your approval by signing where provided below.

Sincerely,


/s/ R. W. Griffith
-------------------------------
R. W. Griffith
President

I hereby acknowledge and approve the extension of the lease as provided above.



By: /s/ Philip E. Bauer
    ---------------------------
    Philip E. Bauer
    Lessor